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                                                                Exhibit 3.i(g)
[LETTERHEAD]


CERTIFICATE OF AMALGAMATION                                CERTIFICAT DE FUSION

CANADA BUSINESS                                       LOI REGISSANT LES SOCIETES
CORPORATIONS ACT                                   PAR ACTIONS DE REGIME FEDERAL

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KALIUM CANADA, LTD.
                                                           291680-1


Name of Corporation - Denomination de la societe         Number - Numero


I hereby certify that the above-              Je certifie par les presentes que
mentioned Corporation resulted from           la societe mentionnee ci-haut
the amalgamation of the following             resulte de la fusion des societes
Corporations under Section 185 of             ci-dessous, en vertu de l'article
the Canada Busines Corporations               185 de la Loi regissant les
Act, as set out in the attached               societes par actions de regime
articles of Amalgamation.                     federal, tel qu'indique dan les
                                              statuts de fusion ci-joints.



     Le directeur

     [ILLEGIBLE]                          April 30, 1993/le 30 avril 1993

     Director                             Date of Amalgamation - Date de fusion


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     CANADA BUSINESS                        LOI SUR LES SOCIETES
    CORPORATIONS ACT                      COMMERCIALES CANADIENNES

         FORM 9                                  FORMULE 9
ARTICLES OF AMALGAMATION                     STATUS DE FUSION
     (SECTION 179)                             (ARTICLE 179)
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1-Name of Amalgamated Corporation      Denomination de la societe issue de la
                                       fusion
    KALIUM CANADA, LTD.
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2-The place within Canada where the    Lieu au Canada ou doit etre situe le
registered office is to be situated    siege social

City of Mississauga, Province of Ontario
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3-The classes and any maximum number   Categories et tout nombre maximal
of shares that the corporation is      d'actions que la societe est autorisee
authorized to issue                    a omettre

The annexed Schedule 1 is incorporated in this form


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4-Restrictions if any on share         Restrictions sur le transfert des
tranfers                               actions s'il y a lieu

The annexed Schedule 2 is incorporated in this form

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5-Number (or minimum and maximum       Nombre (ou nombre minimum et maximum)
number) of directors                   d'administrateurs
 minimum one (1) - maximum seven (7)
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6-Restrictions if any on business      Limites imposees quant aux activites que
the corporation may carry on           la societe peut ex-ploiter, s'il y a
                                       lieu.


None

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7-Other provisions if any              Autres dispositons s'il y a lieu

 The annexed Schedule 3 is incorporated in this form

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8-The amalgamation agreement has been  / / La convention de fusion a ete
approved by special resolutions of         approuvee par resolutions speciales
shareholders of each of the                des actionnaires de chacune des
amalgamation corporations listed in        societes fusionnantes enumerees a la
Item 10 below in accordance with           rubrique 10 ci-dessous, en conformite
Section 177 of the Canada Business         de l'article 177 de la Loi sur les
Corporations Act.                          societes commerciales canadiennes

The amalgamation has been approved     /X/ La fusion a ete approuvee par
by a resolution of the directors of        resolution des administrateurs de
each of the amalgamating corporations      chacune des societes fusionnantes
listed in Item 10 below in accordance      enumerees a la rubrique 10 ci-
Section 178 of the Canada Business         dessous en conformite de l'article
Corporations Act. These articles of        178 de la Loi sur les societes
amalgamation are the same as the           commerciales canadiennes. Les
articles of incorporation of (NAME         presents statuts de fusion sont les
THE DESIGNATED AMALGAMATING                memes que les status constitutits de
CORPORATION).                              (NOMMER LA SOCIETE FUSIONNANTE
                                           DESIGNEE).
KALIUM CANADA, LTD.
  (as amended)
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9-Name of the amalgamating corporation     Denomination de la societe
the by-laws of which are to be the         fussionnante dont les regiements
by-laws  of the amalgamated                doivent etre lesregiements de la
corporation.                               societe issue de la fusion.
                        KALIUM CANADA, LTD.
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
10-Name of Amalgamating Corporations        Corporation No.        Signature        Date       Description of Office
   Denomination des societes fusionnantes   No de la societe                                   Description du poste
--------------------------------------------------------------------------------------------------------------------
                                                                                  Apr.26
           KALIUM CANADA, LTD.                 225300-3          /s/[ILLEGIBLE]     1993        Treasurer
--------------------------------------------------------------------------------------------------------------------
                                                                                  Apr.26
           VIGORO, INC.                        68581-0           /s/[ILLEGIBLE]    1993         Secretary
--------------------------------------------------------------------------------------------------------------------

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FOR DEPARTMENTAL USE ONLY                    A L'USAGE DU MINISTERE SEULEMENT
--------------------------------------------------------------------------------------------------------------------
Corporation No.--No de la societe             Filed-Deposee                 APR
                                291680-1                                   AVR  29 1993
--------------------------------------------------------------------------------------------------------------------


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                                   SCHEDULE I

3.1 The Corporation may issue an unlimited number of Common Shares without par value (hereinafter called the *Common Shares") and an unlimited number of cumulative redeemable non-voting Preferred Shares without par value (hereinafter called the "Preferred Shares").

3.2 The Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

         3.2.1 the holders of the Common Shares are entitled to vote at all meetings of shareholders and except as herein provided shall have one (1) vote in respect of each Common Share held.

         3.2.2 the holders of the Common Shares at meetings of shareholders at which directors of the Corporation are to be elected shall have as many votes as shall equal the number of Common Shares owned by him multiplied by the number of directors to be elected and such shareholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.


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                                        Page 2

         3.2.3 the holders of the Common Shares are entitled to receive dividends, when, as to the extent and in such amounts as may be declared by the directors of the Corporation to be payable on each issued and outstanding Common Share of the Corporation subject to the rights of the holders of the Preferred Shares.

         3.2.4 in the event of bankruptcy, winding up, dissolution or liquidation and dissolution of the Corporation, the holders of the Common Shares are entitled to receive the remaining property of the Corporation subject to the rights of the holders of the Preferred Shares.

3.3 The Preferred Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

         3.3.1 the holders of the Preferred Shares are not entitled to vote at meetings of shareholders nor are they entitled to receive notices of meetings of shareholders or be present thereat.

         3.2.2 the holders of the Preferred Shares shall be entitled to receive and the Corporation shall pay thereon as and when declared by the Board of Directors out of moneys of the Corporation properly applicable to the payment of dividends, fixed


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                                        Page 3

                  cumulative preferential cash dividends at a compound rate per annum equal to two (2) percentage points plus the "prime rate" established from time to time by the Bank of Montreal, multiplied by a price equal to the consideration received by the Corporation for each issued and outstanding Preferred Share. Dividends shall be cumulative so that to the extent dividends are not declared the holders of Preferred Shares shall continue to have the right to receive the undeclared balance of the dividends as compounded, when declared by the Board.

         3.3.3 if at any time, the Corporation shall pay a dividend an the Preferred Shares which is less than the full amount of the cumulative dividend payable, then such dividend shall be distributed such that an equal amount thereof will be paid with respect to each outstanding Preferred Share.

         3.3.4 at any time that all cumulative dividends on the Preferred Shares have been paid in full and the Preferred Shares fully redeemed as herein provided then dividends may be declared and paid or set apart for payment on the outstanding Common Shares out of moneys of the Corporation properly applicable to the payment of dividends.


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                                        Page 5

         3.3.7 after the payment in cash or certified cheque to the holders of the Preferred Shares of the full Liquidation Value, the holders of the Common Shares shall be entitled to receive, ratably, according to the number of Common Shares held by each such holder, all remaining assets of the Corporation.

         3.3.8 a liquidation, dissolution or winding-up of the business of the Corporation, as such terms are used in Section 3 to this
                  Schedule I, shall not be deemed to include any consolidation, amalgamation or merger of the Corporation with or into any other corporation or corporations.

         3.3.9 subject to the provisions of Section 34 of the Canada Business Corporations ACT, the Corporation shall have the right at its option, at any time and from time to time, upon resolution of the Board of Directors, to redeem the whole or any part of the Preferred Shares, as follows:

                  (i) the redemption price for each Preferred Share shall be an amount in cash or certified cheque equal to the Liquidation Value (such amount being hereinafter referred to as the "Redemption Price").


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                                        Page 6

                  (ii) in the event of such a redemption of only a part of the then outstanding Preferred Shares, the Corporation shall effect such redemption in multiples of one hundred (100) shares, ratably according to the number of Preferred Shares held by each holder of Preferred Shares.

                  (iii)    at least thirty (30) days and not more than sixty
                           (60) days prior to the date fixed for any redemption of Preferred Shares (herein "Redemption Date"), written notice (herein "Redemption Notice") shall be mailed, postage prepaid, registered or certified mail, return receipt requested, to each holder of record of Preferred Shares at his post office address last shown on the records of the Corporation (provided that it shall not be necessary to give to such holders of the said Preferred Shares such Redemption Notice if all of them have waived their right thereto in writing). The Redemption Notice shall state:


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                                        Page 7

                  A    -   The Redemption Date;

                  B    -   Whether all or less than all of the outstanding
                           Preferred Shares are to be redeemed;

                  C    -   The number of Preferred Shares held by the holder
                           that the Corporation intends to redeem;

                  D    -   The Redemption Price; and,

                  E    -   That the holder of the Preferred Shares is to
                           surrender to the Corporation, his certificate or certificates of the Preferred Shares to redeemed.

         (iv) On the Redemption Date, the Corporation shall deliver to each holder of the Preferred Shares which are being redeemed a certified cheque in an amount equal to the Redemption Price multiplied by the number of Preferred Shares to be redeemed from that holder; and on or after each Redemption Date, each holder of Preferred Shares whose Preferred Share bas been redeemed shall surrender such holder's certificate or certificates for the Preferred Shares so redeemed (endorsed for transfer, or accompanied by a separate share transfer power endorsed for transfer, to the Corporation) to the Corporation. In the event less than all shares represented by the said certificate are redeemed, a new certificate shall be issued representing the unredeemed Preferred Shares.

         (v) If the Redemption Notice shall have been duly given (or if all of the holders of the Preferred Shares have waived the Redemption Notice), and if on the Redemption Date the full Redemption Price has been paid to the holder of Preferred Shares, then notwithstanding that the certificates evidencing any of the Preferred Shares so called for redemption shall not have been surrendered, in accordance with the provisions hereof, dividends with respect to such Preferred Shares shall cease to accumulate after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, with the sole exception of the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

       3.3.10 No Preferred Share acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                   SCHEDULE 2

4.1 The right to transfer shares of the Corporation shall be restricted in that no share shall be transferred without either

                  (a) the previous consent of the directors of the Corporation expressed either by a resolution passed by the board of directors, or by an instrument or instruments in writing signed by the majority of the directors; or

                  (b) the previous consent of the holders of a majority of the shares for the time being outstanding expressed by a resolution passed by the sharesholders or by an instrument or instruments in writing signed by such shareholders.



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                                   SCHEDULE 3

7.1     The number of shareholders of the Corporation shall be limited to fifty
(50); not including persons who are in the employment of the Corporation and persons, who, having been formerly in the employment of the Corporation, were while in that employment and have continued after the termination of that employment to be shareholders of the Corporation, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.

7.2 Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.

7.3 Without in any way limiting the powers conferred on the directors by the Canada Business Corporations Act, the directors of the Corporation may from time to time without authorization from the shareholders:

         7.3.1.   borrow money upon the credit of the Corporation;

         7.3.2    limit or increase the amount to be borrowed;

         7.3.3 issue, reissue, sell or pledge debt obligations of the Corporation for such sums and at such prices as may be deemed expedient;

         7.3.4 subject to Section 42 of the Canada Business Corporations Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

         7.3.5 mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

7.4     The Corporation may, at any time, purchase any of the Common Shares.

                                  [LETTERHEAD]


I HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF THE DOCUMENT MAINTAINED IN THE RECORDS OF THE DIRECTOR.

JE CERTIFIE, PAR LES PRESENTES, QUE LE DOCUMENT CI-JOINT EST UNE COPIE EXACTE D'UN DOCUMENT CONTENU DANS LES LIVRES TENUS PAR LE DIRECTEUR.



/s/[ILLEGIBLE]

Deputy Director - Directeur adjoint           Date  [SEAL]

                                                                          Form 4

                        CANADA BUSINESS CORPORATIONS ACT
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 171)

1.       Name of Corporation:       Corporation No.

         IMC Canada Ltd.            291680-1

2.       The Articles of Amalgamation of the Corporation are amended as follows:

         (a) The 10,100 issued and outstanding Class A Common Shares in the capital of the Corporation are changed into an aggregate of Eighteen and Two Tenths (18.2) Class A Common Shares. The two outstanding share certificates representing the issued and outstanding Class A Common Shares shall be replaced with a single share certificate representing the new number of issued and outstanding Class A Common Shares. The 1,000,011 issued and outstanding Common Shares in the capital of the Corporation are changed into an aggregate of One Thousand Eight Hundred and Two (1,802) Common Shares. The two outstanding share certificates representing the issued and outstanding Common Shares shall be replaced with a single share certificate representing the new number of issued and outstanding Common Shares.

         (b) Article 2 of the Articles of Amalgamation is amended to state that the place within Canada where the registered office is to be situated is the City of Saskatoon, Province of Saskatchewan.

         (c) Article 3 of the Articles of Amalgamation is amended by deleting Schedule 1 annexed thereto and substituting therefor
                  Schedule 1 annexed hereto and incorporated in this form.

         (d) Article 4 of the Articles of Amalgamation is amended by deleting Schedule 2 annexed thereto and substituting therefor
                  Schedule 2 annexed hereto and incorporated in this form.

         (e) Article 7 of the Articles of Amalgamation is amended by deleting Schedule 3 annexed thereto and substituting therefor
                  Schedule 3 annexed hereto and incorporated in this form.

3. These amendments have been duly authorized pursuant to the requirements of the Act on the 29th day of June, 2001.

Date              Name                     Description of Office        Signature
June 29, 2001     Rose Marie Williams      Secretary                    /s/ Rose Marie Williams


                                   SCHEDULE I

3.1 The Corporation may issue an unlimited number of Common Shares without par value (herein called "Common Shares") and an unlimited number of Class A Common Shares without par value (herein called "Class A Common Shares").

3.2 The Common Shares and the Class A Common Shares shall each carry and be subject to the following rights, privileges, restrictions and conditions:

         3.2.1 To vote at all meetings of shareholders except meetings of shareholders at which holders of a specified class of shares only are entitled to vote. A shareholder shall have one (1) vote in respect of each share held.

         3.2.2 To receive ratably, subject to the rights of the holders of another class of shares, any dividend declared by the Corporation.

         3.2.3 To receive ratably, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, save and except that the holders of the Class A Common Shares shall be entitled to receive from the assets of the Corporation such amount in cash and/or assets at undepreciated cost or book value on the balance sheet whichever is greater.

         3.2.4 Any shareholder holding a fractional share issued by the Corporation is entitled to exercise voting rights and to receive dividends in respect of the fractional share.

3.3 The following provisions shall apply with respect to the Common Shares authorized, issued and outstanding from time to time. The Corporation shall not issue Common Shares unless IMC Potash Carlsbad Inc., a corporation incorporated in the State of Deleware, United States of America ("IMC Carlsbad"), shall in connection therewith issue common shares ("IMC Carlsbad Common Shares") in equal number, and each such Common Share and IMC Carlsbad Common Share shall be registered in the name of the same person or persons and issued to such person or persons subject to the condition that such Common Shares and IMC Carlsbad Common Shares shall only be transferable, repurchasable, or redeemable and otherwise dealt with together. The Corporation will not take any action which will result in an increase or decrease in the number of Common Shares issued and outstanding (including, but not limited to, through purchase, exchange, reclassification, reorganization, consolidation, merger, split, reverse split, or dividend) unless in connection therewith there is a commensurate increase or decrease, as applicable, in the number of RAC Carlsbad Common Shares issued and outstanding such that each issued and outstanding Common Share continues to have an associated issued and outstanding IMC Carlsbad Common Share. The Common Shares shall not be transferable (including transfers to or by the Corporation) and shall not be transferred on the books of the Corporation, unless in connection therewith a transfer is made by the same transferor to the same transferee of an equal number of IMC Carlsbad Common Shares. Each certificate representing Common Shares shall contain or have affixed a legend in form and substance approved by the board of directors of the Corporation with respect to the transfer restrictions set forth in this
Article 3.3.

                                    SCHEDULE 2

4.1 The right to transfer shares in the capital of the Corporation shall be restricted in that no share shall be transferred without the previous consent of the holders of all of the shares for the time being outstanding expressed by resolution passed by all of the shareholders of the Corporation or by an instrument or instruments in writing signed by such shareholders.

4.2 The right to transfer Common Shares in the capital of the Corporation shall be further restricted as described in Article 3.3 set forth in
         Schedule I annexed to the Articles of Amalgamation of the Corporation.

                                   SCHEDULE 3

7.1 The number of shareholders of the Corporation is limited to not more than two (2).

7.2 Any invitation to the public to subscribe for any securities of the Corporation is prohibited.

7.3 Subject to the restrictions on the transfer of shares in the capital of the Corporation set forth in Schedules 1 and 2 attached to the Articles of Amalgamation of the Corporation, the Corporation may, at any time, with the prior unanimous consent of the shareholders purchase any of the Common Shares or the Class A Common Shares.